Exhibit 99.1

BASTA HOLDINGS, CORP. ANNOUNCES CORPORATE NAME CHANGE TO

BLACKPOLL FLEET INTERNATIONAL, INC. AND REVERSE STOCK SPLIT

Fort Lauderdale, FL – (Marked Wired) – July 30, 2015 – Basta Holdings, Corp. (OTC Pink: BSTA/BSTAD) (the “Company”) today announced key corporate developments that are serving to position the Company to transition from a commission-only aircraft management advisory company to a full service air charter and owner/provider of a fleet of world class, medium utility helicopters.

More specifically, the Company has implemented a corporate rebranding initiative, renaming the Company from Basta Holdings, Corp. to BlackPoll Fleet International, Inc. The new name endeavors to align the Company’s identity with its corporate mission, while distinguishing and communicating the Company’s fundamental strengths, impressive capabilities and core values. The inspiration for this unique new name is the blackpoll warbler, whose transoceanic flight has been the subject of over 25 scientific studies. Averaging the weight of a ballpoint pen, this brave and highly committed little bird is capable of flying non-stop up to 2,400 miles, over 80 hours, in virtually any weather condition.

Jacob Gitman, Ph.D., BlackPoll’s Chief Executive Officer, noted, “Given the blackpoll warbler’s great tenacity, strength and proven dedication, we felt that it was the ideal expression of who BlackPoll Fleet International is and boasts the same characteristics that we believe are inherent in our Company and the people within our ranks.”

In other news, the Company reported that it has completed a 10:1 reverse stock split of its Common Stock, which commenced trading on a split-adjusted basis on Tuesday, July 28, 2015. The Common Stock is now trading under new CUSIP number 09258J108 and its shares of Common Stock are trading on the OTC Pink marketplace under symbol “BSTAD,” with the “D” added for the next 20 trading days to signify the stock split. Upon the expiry of this period, the shares of Common Stock may trade under a different symbol, but the Company is presently unable to state what that symbol will be.

Commenting on these critical new developments, Gitman added, “All of the changes we are implementing at BlackPoll Fleet are in support of the robust new business development opportunities that we have been pursuing over the 12-18 months. Chief among our growth objectives are pursuing a listing on a national exchange later this year and, on the operations front, expanding our ACMI (aircraft, crew, maintenance and insurance) leasing services and launching our own proprietary fleet of medium utility rotary wing aircraft to support our growing global customer base.”

About BlackPoll Fleet International, Inc.

Headquartered in Fort Lauderdale, Florida, BlackPoll Fleet is leveraging the strength and industry influence of its leaders to rapidly become a trusted provider of private aircraft charter and diverse intercontinental aviation services to a growing global customer base of U.S. and foreign government agencies, peacekeeping and humanitarian relief organizations, multinational corporate enterprises and high value passengers and groups. The Company specializes in flawless logistical planning and management and air transport of mission critical cargo and personnel in remote and austere regions around the globe through ownership and/or operation of its world class fleet of rotary wing aircraft.

BlackPoll Fleet International, Inc. | 610 SW 34th Street, Suite 202, Fort Lauderdale, Florida 33315 | Main: 305-867-1228

Safe Harbor Statement

Certain information set forth in this news announcement may contain forward-looking statements that involve substantial known and unknown risks and uncertainties. These forward-looking statements are subject to numerous risks and uncertainties, certain of which are beyond the control of BlackPoll Fleet International, Inc. Such forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management beliefs and certain assumptions made by its management. Readers are cautioned that the assumptions used in the preparation of such information, although considered reasonable at the time of preparation, may prove to be imprecise and, as such, undue reliance should not be placed on forward-looking statements. Information concerning factors that could cause the Company's actual results to differ materially from those contained in these forward-looking statements can be found in the Company's periodic reports on Form 10-K and Form 10-Q, and in its Current Reports on Form 8-K, filed with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise to reflect future events or circumstances or reflect the occurrence of unanticipated events.

For more information, please contact:

WSW Media Group at 407-878-5945

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